Exhibit 99.1

COMPANY CONTACT:	Investor Relations Contact: The Equity Group Inc.
Mark T. Behrman, Chief Financial Officer	Fred Buonocore, CFA (212) 836-9607
(405) 235-4546	Kevin Towle (212) 836-9620

FOR IMMEDIATE RELEASE

LSB INDUSTRIES, INC. ANNOUNCES PRICING OF ITS

$400 MILLION PRIVATE OFFERING OF SENIOR NOTES

Oklahoma City, Oklahoma April 20, 2018 – LSB Industries, Inc. (NYSE: LXU) (“LSB”) today announced that it priced its previously announced offering of $400 million in aggregate principal amount of senior secured notes due 2023 (the “Notes”) which will be sold in a private placement to eligible purchasers. The Notes will be guaranteed on a senior secured basis by all of LSB’s existing subsidiaries and by certain of LSB’s future domestic wholly owned subsidiaries.

The Notes will bear an annual rate of interest of 9.625% and will mature on May 1, 2023. The Notes will be issued at a price equal to 99.509% of their face value. The Notes and the guarantees will be secured, subject to certain exceptions and permitted liens, (a) on a first-priority basis by a substantial portion of LSB’s and the guarantors’ assets (other than the assets securing LSB’s working capital revolver loan), and (b) on a second-priority basis by certain of LSB’s and the guarantors’ assets that secure LSB’s working capital revolver loan on a first-priority basis, including accounts receivable, inventory, and certain other related assets and proceeds thereof. The closing of this private offering is expected to occur on April 25, 2018, subject to customary closing conditions.

LSB intends to use the net proceeds from this offering to repurchase and/or redeem any and all of its outstanding $375 million aggregate principal amount of 8.50% Senior Secured Notes due 2019 (the “Existing Notes”), to pay related transaction fees, expenses and premiums, and, to the extent of any remaining net proceeds, for general corporate purposes. Pending such application of the net proceeds of this offering, they may be invested in highly rated money market funds, U.S. government securities, treasury bills or short-term commercial paper.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The Notes and the guarantees thereof have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or applicable exemption from the registration requirements under the Securities Act and applicable state securities laws. The Notes are being offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. This press release is being issued in accordance with Rule 135c under the Securities Act. This press release is not an offer to purchase, a solicitation of an offer to sell or a notice of redemption with respect to the Existing Notes.

Forward-Looking Statements

Certain matters contained in this press release include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this press release, including regarding the offering of the Notes and the expected use of proceeds from such offering, may constitute forward-looking statements. Forward-looking statements include statements about LSB’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, (i) LSB’s business plans may change as circumstances warrant and the offering of the Notes may not ultimately be completed because of general market conditions or other factors or (ii) any of the risk factors discussed from time to time in each of our documents and reports filed with the Securities and Exchange Commission. Except as required by applicable law, we expressly disclaim any obligation to update, amend or clarify any forward-looking statement to reflect events, new information or circumstances occurring after the date of this press release.

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